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                                                                    EXHIBIT 1.1



                                1,197,618 Shares

                         THE WILLIAMS COMPANIES, INC.

                                  Common Stock




                             Sales Agency Agreement




                                                              September __, 1995



SMITH BARNEY INC.
388 Greenwich Street
New York, New York  10013


Ladies and Gentlemen:

                 The undersigned, The Williams Companies, Inc., a Delaware corporation (the "Company"), and Williams Holdings of Delaware, Inc., a Delaware corporation, (the "Selling Stockholder"), hereby confirm their agreement with Smith Barney Inc. (the "Agent") as follows:

                 1. Sale of Common Stock. The Selling Stockholder has authorized by appropriate corporate action and proposes to sell in the manner contemplated by this Agreement 1,197,618 shares (the "Shares") of the Company's Common Stock (the "Common Stock"), having the terms and provisions set forth in the Restated Certificate of Incorporation, as amended, of the Company (a copy of which has heretofore been delivered to the Agent) and summarized in the Prospectus hereinafter mentioned. Subject to the terms and conditions stated in this Agreement, the Company and the Selling Stockholder hereby (a) appoint the Agent as the exclusive sales agent for the purpose of soliciting purchases of the Shares from the Selling Stockholder by others and (b) agree that whenever the Selling Stockholder determines to sell Shares directly to the Agent as principal for resale to others, the Company and the Selling
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Stockholder will enter into a Terms Agreement (as defined in Section 2(b)
hereof) with the Agent relating to such sale in accordance with Section 2(b) hereof.

                 2. Solicitations as Agent; Purchases as Principal. (a) Solicitations as Agent. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Agent agrees, as an agent of the Selling Stockholder, to use its reasonable best efforts to solicit offers to purchase the Shares. The Agent and the Selling Stockholder agree that such solicitations, and offers for the sale of the Shares, shall commence upon receipt of, and shall be made in accordance with, written instructions from the Selling Stockholder to the Agent (which shall be substantially in the form of Exhibit A hereto and which may take the form of an exchange of any standard form of written telecommunication between the Agent and the Selling Stockholder and shall continue until such time as the Selling Stockholder has instructed the Agent that such solicitations and offers shall be suspended in accordance with Section 8 hereof. The Selling Stockholder reserves the right, in its sole discretion, to instruct the Agent, at any time and from time to time after the Commencement Date (as defined in Section 7 hereof), to so commence or suspend such solicitations and offers for any period of time or permanently in accordance with the provisions of this Agreement.

                 In soliciting purchases of the Shares from the Selling Stockholder by others (including customers of the Agent), the Agent will be acting as agent for the Selling Stockholder and not as principal. The Agent, as the exclusive agent for the offer and sale of the Shares, will use its reasonable best efforts to sell the Shares on behalf of the Selling Stockholder as contemplated hereby; provided, however, that it is understood by the Selling Stockholder that the Agent has no obligation to find purchasers of the Shares and that the Agent in its sole discretion, upon notice thereof to the Selling Stockholder, can suspend from time to time its efforts in offering for sale, and soliciting purchases of, the Shares. In any transaction where the Agent has acted as agent for the Selling Stockholder and has not purchased as principal, the Agent will use its reasonable best efforts to obtain performance by each purchaser of Shares from the Selling Stockholder, but the Agent will not have any liability to the Company and the Selling Stockholder in the event any such purchase is not consummated for any reason except as may be otherwise provided by any applicable regulations and rules of the Exchanges (as defined in Section 3(a)(i) hereof) on which the transaction was




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executed and except that the Agent will complete the purchase in accordance with the customs of the Exchanges in the case of transactions in which the Agent has also acted as broker for the purchaser. The Company and the Selling Stockholder also understand that under no circumstances shall the Agent be obligated to purchase any Shares for its own account, except (i) pursuant to a Terms Agreement, (ii) as provided in the preceding sentence and (iii) except to the extent that the Agent has acted as a principal in purchasing a portion of a block as contemplated by Section 3(a)(ii) hereof, or has made a firm commitment with the Selling Stockholder in connection with an offering or distribution of the type contemplated by Section 3(a)(iii) hereof that has been expressly authorized by the Selling Stockholder and agreed to by the Agent.

                 (b) Purchases as Principal. Each sale of Shares to the Agent as principal for resale to others shall be made in accordance with the terms of this Agreement and, except for purchases made in accordance with the customs of the Exchanges in the case of transactions in which the Agent has also acted as broker for a purchaser and in the case of transactions permitted by Section 3(a)(ii) hereof, a separate agreement that will provide for the sale of such Shares to, and the purchase and reoffering thereof by, the Agent. Each such separate agreement (which shall be substantially in the form of Exhibit B hereto and which may take the form of an exchange of any standard form of written telecommunication between the Agent and the Selling Stockholder) is herein referred to as a "Terms Agreement". The Agent's commitment to purchase Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company and the Selling Stockholder herein contained and shall be subject to the terms and conditions herein set forth. Such Terms Agreement shall also specify the requirements for the opinions of counsel, comfort letter and officer's certificate pursuant to Sections 7(b), 7(c), 7(d) and 7(e), respectively, hereof.

                 3. Manner of Offer and Sale. (a) Method of Offer and Sale. The Shares may be offered and sold by any of the following methods:

                          (i) Ordinary Brokers' Transactions. The Shares may be offered and sold by the Agent in ordinary regular-way transactions in the auction market on the





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         floor of the New York Stock Exchange, Inc. (the "NYSE"), Pacific Stock
         Exchange, Inc. (the "PSE") or any other stock exchange on which the Common Stock may be listed or admitted to trading (the NYSE and the PSE, together with such other stock exchanges, the "Exchanges").

                          (ii) Block Transactions. The Agent may solicit offers to purchase Shares, and offer Shares for sale, in transactions on the Exchanges in "crosses" of blocks where the Agent acts as broker for the buyers in addition to acting as agent for the Selling Stockholder. It is understood that on occasion the Agent may also act as a principal and purchase for its own account a portion of the Shares being sold in the cross of a block. The Agent may also offer and sell Shares in block transactions on the Exchanges in which other broker- dealers are acting as broker for all or some of the buyers of the Shares being sold in such transactions. In the discretion of the Agent, the Agent may also sell Shares in block transactions to one or more broker-dealers purchasing such Shares, or a portion of such Shares, as principal for their own account. Any of the transactions contemplated by this Section 3(a)(ii) may be executed in the over-the-counter market, with broker- dealers who are not members of the Exchanges or otherwise, provided that the Agent has obtained any necessary permission from officials of the Exchanges or such transactions are otherwise in compliance with the rules of the Exchanges.

                          (iii) Fixed Price Offerings. With the prior authorization of the Selling Stockholder, and any necessary permission from officials of the Exchanges, the Agent may conduct fixed price offerings off the floor of the Exchanges, in which the Agent has committed to purchase as principal the Shares involved in such offerings and dealers selected by the Agent participate in the resale of such Shares. With the prior authorization of the Selling Stockholder, the Agent may also conduct "special offerings" or "exchange distributions" of Shares on the NYSE in accordance with Rule 391 and Rule 392, respectively, of the NYSE or on any one or more of the other Exchanges in accordance with the appropriate rules of such other Exchanges. It is understood that the terms of "fixed price offerings," "special offerings" and "exchange distributions" contemplated by this Section 3(a)(iii) will in each case be subject to the prior approval of the Selling Stockholder.





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                 (b)      Market Prices.  The Selling Stockholder understand
that sales of Shares will be made at market prices prevailing at the time of sale in the case of transactions on the Exchanges and at prices negotiated by the Agent and related to prevailing market prices in the case of over-the-counter transactions; provided, however, that the price per share to be paid to the Selling Stockholder for the Shares shall be in compliance with the terms of this Agreement and the Procedures.

                 (c) Discounts, Commissions, Concessions, Etc. The Selling Stockholder will (i) pay to the Agent, on each Settlement Date (as defined in Section 4) in respect of the sale of any Shares solicited by the Agent, in New York Clearing House (next day) funds, commissions for its services in acting as agent for the Selling Stockholder in the sale of such Shares in an amount per share to be negotiated as provided in the Procedures (as defined in Section 3(e) hereof) for the types of transactions involved (it being understood that the Selling Stockholder and the Agent may agree upon payment for such commissions in such other manner as they may determine in accordance with the Procedures) and (ii) pay the reasonable fees and expenses of Davis Polk & Wardwell ("Counsel for the Agent") in connection with the offer and sale of the Shares. Discounts, commissions, concessions, the offering price and other terms of offerings or distributions referred to in Sections 2(b) and 3(a) hereof will be agreed upon by the Selling Stockholder and the Agent prior to any such offering or distribution. The Selling Stockholder understands and agrees that, in any sale of Shares where the Agent is also acting as broker for a buyer of Shares, the Agent may also receive a brokerage commission from the buyer in any amount negotiated by the Agent and such buyer.

                 (d) Authorized Actions. The Selling Stockholder agrees that, concurrently with the offer and sale of Shares on behalf of the Selling Stockholder as contemplated by this Agreement, the Agent may (i) act as broker for the sale of shares of Common Stock by customers other than the Selling Stockholder, (ii) to the extent permitted by the rules and regulations of the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act") solicit the sale of shares of Common Stock by customers other than the Selling Stockholder through the Agent as broker for the seller, solicit the sale of shares of Common Stock by customers other than the Selling Stockholder to the Agent as principal and solicit offers to purchase shares of Common Stock and (iii) offer and sell as principal for its own account Shares that the





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Agent has purchased from the Selling Stockholder as contemplated by Sections
2(b) and 3(a)(ii) or shares of Common Stock that the Agent has otherwise acquired in transactions permitted by this Agreement.

                 (e) Procedures. Procedural details relating to the offer and sale of the Shares, and the issue and delivery of certificates representing the Shares and payment for the Shares, are set forth in the Common Stock Procedures attached hereto as Exhibit C (the "Procedures"). The Agent, the Company and the Selling Stockholder each agree to perform the respective duties and obligations to be performed by them as provided in the Procedures as amended from time to time. The Procedures may be amended only by a written agreement of the Company, the Selling Stockholder and the Agent. The Agent agrees that the number of Shares to be offered and sold from time to time, and the prices at which Shares are to be offered and sold, will be in compliance with limitations established by the Company and the Selling Stockholder with the Agent in accordance with the Procedures.

                 (f) Compliance with Laws and Regulations. The Agent agrees that in carrying out the transactions contemplated by this Agreement, it will observe and comply with (i) all applicable securities laws, regulations, rules and ordinances of any jurisdiction in which the Shares may be offered, sold or delivered and (ii) all applicable regulations and rules of the Exchanges on which such transactions are executed.

                 4. Delivery of Shares. Delivery of the certificates for Shares sold in transactions of the types referred to in Section 3(a) hereof shall be made to the Agent at its offices at 390 Greenwich Street, New York, New York 10013, not later than 10:00 A.M., New York City time, on the date that is three Business Days (as defined below) after the "trade date" for the sale of such Shares, against delivery to the Selling Stockholder in New York Clearing House (next day) funds of the purchase price for such Shares; provided, however, that the Selling Stockholder and the Agent may agree upon delivery of and payment for Shares sold in particular transactions at such other time and place and in such other manner as they may determine in accordance with the Procedures. The date of delivery to the Agent of certificates for Shares sold against delivery to the Selling Stockholder of funds in payment therefor is herein called the "Settlement Date." Delivery of certificates, and payment, for Shares sold pursuant to a Terms Agreement shall be made in accordance with such Terms Agreement. Except as may be otherwise determined by the NYSE, "Business Day" as





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used in this Agreement means any day on which the NYSE is open for business other than any such day on which banking institutions in New York City are authorized or obligated by law to close.

                 5. Representations and Warranties of the Company and the Selling Stockholder. The Company and the Selling Stockholder jointly and severally represent and warrant to the Agent that:

                 (a)      Filing of Registration Statement with Commission.
The Company has filed with the Commission a registration statement on Form S-3 (File No. 33-_____), and a related preliminary prospectus for the registration of the Shares under the Securities Act of 1933, as amended (the "Act"), and the offering thereof from time to time in accordance with Rule 415 of the published rules and regulations of the Commission (the "Regulations") under the Act, and has filed such amendments thereto and such amended preliminary prospectuses, if any, as may have been required to the date hereof. Such registration statement has been declared effective by the Commission. References in this Agreement to the "Registration Statement" at a particular time are to such registration statement, as it may have been amended or supplemented at such time, including all exhibits thereto and all documents that at such time are incorporated by reference therein. References in this Agreement to the "Prospectus" at a particular time are, if prior to the time the Registration Statement is declared effective, to the form of preliminary prospectus filed as a part of the Registration Statement at such time and, thereafter, to the prospectus first filed with the Commission pursuant to Rule 424(b) of the Regulations under the Act, as it may have been amended or supplemented at such time, including all documents that at such time are incorporated by reference therein. References in this Agreement to "Incorporated Documents" at a particular time are to the documents filed by the Company with the Commission that are, or are deemed to be, incorporated by reference in the Prospectus at such time as required by Item 12 of Form S-3 of the Regulations under the Act. References in this Agreement to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include any Incorporated Document filed after the Registration Statement became effective.

                 (b) Registration Statement; Prospectus and Incorporated Documents. (i) The Registration Statement, at the time it and any amendments thereto were originally filed, and each preliminary prospectus filed as a part thereof or of any amendment thereto, at the time the





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Registration Statement and any such amendment were originally filed and at the time the Registration Statement was declared effective by the Commission, as they may be amended or supplemented at each such time, complied in all material respects with the applicable provisions of the Act and the Regulations thereunder; the Incorporated Documents complied when originally filed in all material respects with the applicable provisions of the Exchange Act and the Regulations thereunder; (ii) the Registration Statement, at the date of this Agreement and any applicable Terms Agreement and at the Commencement Date, as it may be amended or supplemented at each such time, complies and will comply, as the case may be, in all material respects with the Act and the Regulations thereunder; the Prospectus, at the date of this Agreement and any applicable Terms Agreement, at the date it is first filed pursuant to Rule 424(b) of the Regulations under the Act and at the Commencement Date, as it may be amended or supplemented at each such time, complies and will comply, as the case may be, in all material respects with the Act and the Regulations thereunder; and (iii) the Registration Statement, at the time it became effective, at the date of this Agreement and any applicable Terms Agreement and at the Commencement Date, as it may be amended or supplemented at each such time, did not, does not and will not, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, at the date of this Agreement and any applicable Terms Agreement, at the time it is first filed pursuant to Rule 424(b) of the Regulations under the Act and at the Commencement Date, as it may be amended or supplemented at each such time, does not and will not, as the case may be, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that these representations and warranties do not apply to statements or omissions in the Registration Statement or the Prospectus, in each case as amended or supplemented, or any preliminary prospectus, based upon information furnished to the Company and the Selling Stockholder in writing by the Agent expressly for use therein.

                 (c) Financial Statements. The financial statements incorporated by reference in the Prospectus present fairly the financial condition and operations of the Company at the respective dates or for the respective periods to which they apply; such financial statements have been prepared in each case in accordance with generally accepted accounting principles consistently applied





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throughout the periods involved except as otherwise disclosed therein, and
Ernst & Young LLP, who have examined certain of the financial statements, are independent public accountants as required by the Act and the Regulations thereunder.

                 (d) Material Changes or Transactions. Except as reflected in, or contemplated by, the Registration Statement and the Prospectus, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change in the business, affairs, business prospects, property or financial condition of the Company whether or not arising in the ordinary course of business, and since such dates there has not been any material transaction entered into by the Company other than transactions contemplated by the Registration Statement and the Prospectus and transactions in the ordinary course of business. The Company has no material contingent obligation that is not disclosed in the Registration Statement and the Prospectus.

                 (e) No Defaults, Etc. Neither the Company, the Selling Stockholder nor any of Northwest Pipeline Corporation, Williams Natural Gas Company, Williams Energy Services Company, Williams Pipe Line Company, Williams Telecommunications Services, Inc., Vyvx, Inc., Williams Field Services, Inc., Texas Gas Transmission Corporation, and Transcontinental Gas Pipe Line Corporation (collectively, the "Subsidiaries") is in violation of its certificate of incorporation or bylaws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, agreement or other instrument to which it or any of them is a party or in which it or any of them has a beneficial interest or by which it or any of them may be bound, the effect of which is material to the Company and its subsidiaries taken as a whole, and neither the execution or delivery of this Agreement or any applicable Terms Agreement, the consummation of the transactions herein or therein contemplated, the fulfillment of the terms hereof or thereof nor compliance with the terms and provisions hereof or thereof will conflict with, or result in a breach of, or constitute a default under, (i) the certificate of incorporation, bylaws, or any contract, agreement or other instrument that the Company, the Selling Stockholder or any of them has assumed or to which it or any of them is now a party or in which it or any of them has a beneficial interest or by which it or any of them may be bound or
(ii) any order, rule or regulation applicable to the Company, the Selling Stockholder or the Subsidiaries of any court or any Federal or state regulatory body or administrative agency or





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other governmental body having jurisdiction over the Company, the Selling
Stockholder or the Subsidiaries or over its or any of their properties.

                 (f) Due Incorporation and Qualification. The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Delaware with corporate power and corporate authority to own its properties and conduct its business as described in the Registration Statement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification except where the failure to so qualify would not have a material adverse effect on the financial condition of the Company and its subsidiaries taken as a whole.

                 (g) The Selling Stockholder. The Selling Stockholder has, and on the Commencement Date will have, valid marketable title to the shares and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares.

                 (h) Subsidiaries. The Selling Stockholder and each of the Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the financial condition of the Company and its subsidiaries taken as a whole; all of the issued and outstanding capital stock of the Selling Stockholder and each of the Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable.

                 (i) Agreements. This Agreement has been, and any applicable Terms Agreement will be, duly authorized, executed and delivered by the Company and the Selling Stockholder and this Agreement is, and any applicable Terms Agreement will be, a valid and legally binding agreement of the Company and the Selling Stockholder.

                 (j) Capitalization; Common Stock; Shares. The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement





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[(except for changes referred to therein or contemplated thereby and additional shares offered under the Company's Stock Purchase Plan)]; the shares of issued and outstanding Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Shares have been duly authorized and are validly issued, fully paid and non-assessable and entitled to the rights set forth in the Company's Restated Certificate of Incorporation, as amended; the Shares conform to all statements relating thereto contained in the Registration Statement; and the issuance of the Shares is not subject to preemptive rights.

                 (k) Delivery of the Shares pursuant to this Agreement will pass marketable title to the Shares free and clear of any security interests, claims, liens, equities and other encumbrances.

                 6. Covenants of the Company and the Selling Stockholder. The Company and the Selling Stockholder jointly and severally covenant and agree that:

                 (a) Filing of Prospectus with Commission; No Stop Order. The Company and the Selling Stockholder will cause the Prospectus, and any amendments or supplements thereto, to be filed with, or transmitted for filing to, the Commission in accordance with Rule 424(b) of the Regulations under the Act and will notify the Agent immediately, and confirm such notice in writing, of the issuance by the Commission of any stop order under the Act suspending the effectiveness of the Registration Statement or of the initiation of any proceedings for that purpose. The Company and the Selling Stockholder will make every reasonable effort to prevent the issuance by the Commission of any stop order and, if any such stop order shall at any time be issued, to obtain the lifting thereof at the earliest possible moment.

                 (b) Amendments and Supplements. The Company and the Selling Stockholder will not file any amendment or supplement to the Registration Statement, the Prospectus (including a prospectus filed pursuant to Rule 424(b) of the Regulations under the Act that differs from the Prospectus first filed pursuant to such Rule 424(b)) or any Incorporated Document unless the Company and the Selling Stockholder have furnished to Counsel for the Agents a copy for review prior to filing and the Company will not file any such proposed amendment or supplement to which the Agent reasonably objects.





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                 (c)      Copies of Registration Statement and Prospectus.  The
Company and the Selling Stockholder will promptly deliver to the Agent a fully executed copy of the Registration Statement as originally filed including Incorporated Documents and of all amendments thereto, heretofore or hereafter made, including any post-effective amendment thereto (in each case including all exhibits filed therewith not previously furnished), including signed copies of each consent and certificate included therein or filed as an exhibit thereto, and will deliver to the Agent as many conformed copies of the foregoing (excluding the exhibits) as the Agent may reasonably request. The Company and the Selling Stockholder will deliver to the Agent from time to time during the period when the Prospectus is required to be delivered under the Act, such number of copies of the Prospectus (including any amendments or supplements thereto), as the Agent may reasonably request for the purposes contemplated by the Act and the Regulations thereunder.

                 (d) Compliance with the Act. During the period when the Prospectus is required to be delivered under the Act, the Company and the Selling Stockholder will comply, and at their own expense, with all requirements imposed upon them by the Act and by the Regulations thereunder, so far as necessary to permit the continuance of sales of or dealing in the Shares during such period in accordance with the provisions hereof and the Prospectus.

                 (e) Changes of Material Fact. If any event relating to or affecting the Company and the Selling Stockholder or of which the Company and the Selling Stockholder shall be advised in writing by the Agent shall occur as a result of which it is necessary, in the opinion of counsel of the Company ("Counsel for the Company") or Counsel for the Agent, to amend or supplement the Prospectus (as it may be amended or supplemented at such time) in order to make the Prospectus (as it may be amended or supplemented at such time) not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company and the Selling Stockholder will forthwith (i) notify the Agent to suspend solicitations of offers to purchase, and offers for the sale of, the Shares (and, if so notified by the Company and the Selling Stockholder, the Agent shall forthwith suspend such solicitations and offers and cease using the Prospectus as supplemented or amended) and (ii) prepare and furnish to the Agent, without expense to the Agent except as otherwise provided in Section 6(c) hereof, a reasonable number of copies of an amendment or amendments or a supplement or





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supplements to the Prospectus (as it may be amended or supplemented at such time) (satisfactory in substance to the Agent and in form to Counsel for the Agent) that will amend or supplement the Prospectus (as it may be amended or supplemented at such time) so that as amended or supplemented it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus (as so amended or supplemented) is delivered to a purchaser, not misleading. For the purpose of this Section 6(e) the Company and the Selling Stockholder will furnish such information as the Agent may from time to time reasonably request.

                 (f) Earning Statement. In accordance with Rule 158(b) of the Regulations under the Act, the Company will make generally available to its security holders, as soon as practicable, an earning statement (which need not be audited) in reasonable detail covering the 12 months beginning on the first day of the month next succeeding the month in which occurred the effective date of the Registration Statement.

                 (g) Blue Sky Qualification. The Company will use its best efforts to qualify the Shares for offer and sale under the blue sky laws of such jurisdictions as the Agent may reasonably designate, and will file and make in each year such statements or reports as are or may be reasonably required by the laws of such jurisdictions; provided, however, that the Company shall not be required to qualify as a foreign corporation or dealer in securities or to file any consents to service of process under the laws of any jurisdiction.

                 (h) Payment of Expenses. Whether or not the transactions contemplated hereunder are consummated or this Agreement or any applicable Terms Agreement is terminated, the Selling Stockholder will pay all expenses incident to the performance of its obligations under this Agreement or such Terms Agreement, including, (i) the preparation, printing and filing of this Agreement, such Terms Agreement, the Registration Statement as originally filed and any amendments or supplements thereto, the preliminary prospectuses filed as a part thereof, the Prospectus and any amendments and supplements thereto and any Incorporated Documents and, in each case, the exhibits thereto, in each case in quantities as required by the Agent under this Agreement, (ii) the issue and delivery of the Shares as provided in Section 4 hereof, (iii) the fees and





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disbursements of the accountants, (iv) the expenses in connection with the qualification of the Shares under securities laws in accordance with the provisions of Section 6(g) hereof, including filing fees and the fees and disbursements of Counsel for the Agent in connection therewith and in connection with the preparation of any Blue Sky Survey, (v) the reasonable fees and expenses of Counsel for the Agent and other out-of-pocket expenses of the Agent related to the Agent's services through the Commencement Date in connection with the development of the program for the offer and sale of the
Shares as contemplated hereby, not exceeding in the aggregate [$       ]
(exclusive of fees and expenses referred to in clause (iv) of this Section 6(h)), (vi) the commissions and amounts payable in accordance with Section 3(c) hereof and (vii) any advertising and other out-of-pocket expenses of the Agent incurred with the approval of the Selling Stockholder. If this Agreement is terminated in accordance with the provisions of Section 7 or 12 hereof, the Company and the Selling Stockholder shall reimburse the Agent for reasonable
out-of-pocket expenses in an amount not exceeding [$       ] in the aggregate,
and for reasonable fees and disbursements of Counsel for the Agent. The Company and the Selling Stockholder shall not in any event be liable to the Agent for damages on account of the loss of anticipated profits.

                 7. Conditions of Agent's Obligations. The obligation of the Agent to solicit offers to purchase the Shares as agent of the Company and the Selling Stockholder, the obligation of any purchaser of Shares sold through the Agent as agent and the obligation of the Agent to purchase Shares pursuant to any Terms Agreement shall be subject at 9:30 A.M., New York City time, on September __, 1995 or at such later time and date as the Agent, the Company and the Selling Stockholder may agree upon (the "Commencement Date"), and at all times thereafter, to the accuracy in all material respects of the representations and warranties on the part of the Company and the Selling Stockholder herein contained and to the accuracy of the statements of the Company's and the Selling Stockholder's officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company and the Selling Stockholder of all covenants and agreements herein contained and to the following additional conditions precedent:

                 (a) Filing of Prospectus with Commission; No Stop Order. The Prospectus and any amendments or supplements thereto, shall have been filed with, or transmitted for filing to, the Commission in accordance with Rule 424(b) of the Regulations under the Act; no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act by the Commission and no proceedings therefor shall be pending or threatened; and no authorizations, consents or other orders of governmental body legally required for the authorization of the sale of the Shares pursuant to the terms of this Agreement, except such as may be required under the Act or under state or other securities or blue sky laws; and the Agent shall have received a certificate of the Company signed by the President, the Executive Vice President or any other Vice President of the Company reasonably satisfactory to the Agent, dated as of the Commencement Date or such Settlement Date, as the case may be, to such effect.

                 (b) Opinion of General Counsel for the Company and the Selling Stockholder. On the Commencement Date and, if specified in any Terms Agreement, on the Settlement Date therefor, the Agent shall have received the favorable opinion dated as of the Commencement Date or such Settlement Date, as the case may be, of the Senior Vice President and General Counsel for the Company and the Selling Stockholder, in form and substance satisfactory to Counsel for the Agent, to the effect that:

                          (i) the Company is a duly organized and validly existing corporation under the laws of the State of Delaware;

                          (ii) the Selling Stockholder is a duly organized and validly existing corporation under the laws of the State of Delaware;

                          (iii) each of the Subsidiaries is a duly organized and validly existing corporation under the laws of the jurisdiction of its incorporation; and each of the Company, the Selling Stockholder and the Subsidiaries is duly qualified as a foreign corporation to transact business in each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the financial condition of the Company and its subsidiaries taken as whole, and has due corporate right and corporate authority to own its properties and to carry on the business in which it is engaged;

                          (iv) all of the issued and outstanding capital stock of each of the Subsidiaries and of the Selling Stockholder have been duly and validly issued and are fully paid and non-assessable;

                          (v) the authorized, issued and outstanding capital stock of the Company is as set forth in the financial statements included or incorporated by reference in the Prospectus, and the shares of issued and outstanding Common Stock set forth therein have been duly authorized and validly issued and are fully paid and non-assessable;

                          (vi) the Selling Stockholder has valid marketable title to the Shares and has the legal right and power, and all authorization and approval required by law to enter into this Agreement and to sell, transfer and deliver the Shares; the Shares are fully paid and non-assessable shares and entitled to the rights set forth in the Company's Restated Certificate of Incorporation, as amended, and the Shares are not subject to preemptive rights;

                          (vii) the terms of the Shares conform as to legal matters to the description thereof and the statements in regard thereto contained in the Registration Statement and the Prospectus;

                          (viii)  the Shares are listed on the NYSE and the PSE;

                          (ix) this Agreement or such Terms Agreement, as the case may be, has been duly authorized, executed and delivered by the Company and the Selling Stockholder;

                          (x) there are no approvals, authorizations, consents or other orders of any legal, governmental or regulatory body legally required for the authorization of the sale of the Shares by the Selling Stockholder pursuant to the terms of this Agreement, except such as may be required under the Act or under state or other securities or blue sky laws;

                          (xi) delivery of the Shares pursuant to this Agreement will pass marketable title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances.

                          (xii) the Registration Statement, at the time it became effective, and the Prospectus, at the time it was first filed pursuant to Rule 424(b) of the

         Regulations under the Act (except in each case as to the financial statements and other financial or statistical data contained therein, upon which such opinion need not pass, and except for Incorporated Documents), complied as to form in all material respects with the requirements of the Act and the Regulations thereunder; each Incorporated Document as originally filed pursuant to the Exchange Act (except as to financial statements and other financial or statistical data contained therein, upon which such opinion need not pass) complied as to form when so filed in all material respects with the requirements of the Exchange Act and the Regulations thereunder; the Registration Statement has become, and on the Commencement Date is, effective under the Act and, to the best of the knowledge of such counsel, no proceedings for a stop order with respect thereto are threatened or pending under Section 8 of the Act; and nothing has come to the attention of such counsel that has caused them to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, at the time the Registration Statement became effective, at the time it was first filed pursuant to Rule 424(b) of the Regulations under the Act or on the Commencement Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

                          (xiii) to the best of such counsel's knowledge and information, there are no legal, governmental or regulatory proceedings pending or threatened that are required to be disclosed in the Registration Statement other than those disclosed therein.

In rendering the above opinions, Counsel for the Company and the Selling Stockholder may rely, as the matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company, the Selling Stockholder and the Company's subsidiaries and public officials. References to the Prospectus in this Section 7(b) include any amendments or supplements thereto at the date such opinion is rendered.

                 (c) Opinion of Counsel for the Agent. On the Commencement Date and, if specified in any Terms Agreement, the Settlement Date therefor, the Agent shall have received the favorable opinion dated as of the Commencement Date or such Settlement Date, as the case may be, of Counsel for the Agent with respect to the matters set forth in paragraphs (i), (ii), (vii), (ix), (x) and, except as to Incorporated Documents, (xii) of Section 7(b) hereof,] and with respect to such other matters as the Agent may reasonably require.

                 (d) Comfort Letter. On the Commencement Date and, if specified in any Terms Agreement, the Settlement Date therefor, a letter dated as of the Commencement Date or such Settlement Date, as the case may be, from Ernst & Young LLP, confirming that they are independent public accountants within the meaning of the Act and the Regulations thereunder with respect to the Company, the Selling Stockholder and the Company's subsidiaries and stating in effect that:

                          (i) in their opinion, the audited consolidated financial statements and financial statement schedules included or incorporated by reference in the Registration Statement examined by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and in each case the Regulations thereunder;

                          (ii) on the basis of a reading of the unaudited consolidated financial statements included or incorporated by reference in the Registration Statement and the related unaudited consolidated financial statements from which such amounts were derived, the latest available interim unaudited consolidated financial statements of the Company, inquiries of officials of the Company responsible for financial and accounting matters and a reading of the minutes of meetings of the shareholders and the Board of Directors of the Company and committees thereof through a specified date not more than three Business Days prior to the date of their letter, nothing came to their attention that caused them to believe that: (A) the unaudited consolidated financial statements included or incorporated by reference in the Registration Statement were not determined in accordance with generally accepted accounting principles applied on a basis substantially consistent with that of the corresponding amounts in the audited financial statements included or incorporated by reference in the Registration Statement; (B) for the twelve months ended as of the date of the latest available financial statements of the Company, there were any decreases in revenues, earnings on common stock or earnings per common share as compared with the comparable period of the preceding year; (C) at the date of the latest available interim consolidated balance sheet read by them and at a subsequent date not more than three Business Days prior to the date of such letter, there was any change in the capital stock [(except for sales under the Company's Stock Purchase Plan)] or long-term debt of the Company or any decrease in its net assets as compared with the amounts shown in the most recent consolidated balance sheet included or incorporated by reference in the Registration Statement, except in all instances for changes or decreases that the Registration Statement, as amended or supplemented, discloses have occurred or will occur, or for changes or decreases described in such letter that are reasonably satisfactory to the Agent;

                          (iii) if unaudited pro forma financial statements are included or incorporated by reference in the Registration Statement, on the basis of a reading of the unaudited pro forma financial statements, carrying out certain specified procedures, inquiries of certain officials of the Company and the company acquired or to be acquired who have responsibility for the financial and accounting matters and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention that caused them to believe that the pro forma financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of the Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements; and

                          (iv) covering such other matters as the Agent shall reasonably request.

                 (e)      Certificate as to No Material Adverse Change, Etc.
On the Commencement Date and on each Settlement Date in respect of a Terms Agreement, there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated therein or contemplated thereby, any material adverse change in the condition of the Company and its subsidiaries taken as a whole, financial or otherwise, or in the earnings, affairs or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, and the Agent shall have received a certificate of the Company signed by the President, the Executive Vice President or any other Vice President of the Company reasonably satisfactory to the Agent, dated as of the Commencement Date or, if specified in such Terms Agreement, the Settlement Date therefor, as the case may be, to the effect that (i) there has been no such material adverse change, (ii) the other representations and warranties contained in this Agreement are true and correct with the same force and effect as though expressly made on and as of the Commencement Date or such Settlement Date, as the case may be, (iii) the Company and the Selling Stockholder have complied with all agreements and satisfied all conditions on its part to be performed or satisfied under this Agreement or such Terms Agreement, as the case may be, on or prior to the Commencement Date or such Settlement Date, as the case may be, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

                 (f) Other Documents. On the Commencement Date, and on each Settlement Date in respect of a Terms Agreement, Counsel for the Agent shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Shares as herein contemplated and related proceedings, or in order to evidence the accuracy or completeness of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained, and all proceedings taken by the Company and the Selling Stockholder in connection with the sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Agent and Counsel for the Agent.

                 In case any of the conditions specified above in this Section 7 shall not have been fulfilled, this Agreement or any applicable Terms Agreement may be terminated by the Agent upon mailing or delivering written notice thereof to the Company and the Selling Stockholder. Any such termination shall be without liability of any party to the other party except as otherwise provided in Section 6(h) hereof and except for any liability under
Section 10 hereof.

                 8. Suspension of Offers and Solicitations. At any time and from time to time after the Commencement Date (except any such time that the Agent owns any Shares purchased as principal that are held for resale to others in accordance with the terms of this Agreement), the Selling

Stockholder may in its sole discretion instruct the Agent in writing (which shall be substantially in the form of Exhibit D hereto and which may take the form of an exchange of any standard form of written telecommunication between the Selling Stockholder and the Agent) to suspend solicitations of offers to purchase, and offers for the sale of, the Shares as provided herein and in the Procedures. If at any such time, or at any time that the Selling Stockholder has otherwise notified the Agent to suspend such solicitation and offers under this Agreement, there shall be any sales of Shares by the Selling Stockholder not yet settled outstanding, the Selling Stockholder will promptly advise the Agent whether such sales may be settled and whether the Prospectus as then in effect may be delivered in connection with the settlement of such sales. If the Selling Stockholder determines that such sales may not be settled or that such Prospectus may not be so delivered, the Agent will use its best efforts to arrange for the cancellation of such sales, but the Company and the Selling Stockholder shall have the sole responsibility for, and shall hold the Agent harmless from, any losses, claims, damages or liabilities (and expenses in connection therewith) that may result from the inability to make settlement of such sales.

                 9. Additional Representations and Warranties and Agreements of the Company and the Selling Stockholder. The Company and the Selling Stockholder jointly and severally represent and warrant and agree that:

                 (a) Affirmation of Representations and Warranties. Each authorization by the Company and the Selling Stockholder to the Agent to solicit offers to purchase the Shares as provided in the Procedures shall be deemed to be an affirmation that the representations and warranties of the Company and the Selling Stockholder contained in this Agreement are true and correct at the time of such authorization, and an undertaking that such representations and warranties will be true and correct at the time of delivery of and payment for Shares sold pursuant to such authorization as provided in
Section 4 hereof, in each case as though made at and as of each such time (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to each such time).

                 (b) Subsequent Delivery of Certificates. Each time that the Registration Statement or the Prospectus shall be amended or supplemented, the Company and the Selling Stockholder shall furnish or cause to be furnished forthwith to the Agent a certificate of the Company and the Selling Stockholder in form and substance satisfactory to the Agent in its reasonable judgment to the effect that the statements contained in the certificate referred to in Section 7(e) hereof that was last furnished to the Agent are true and correct at the time of such amendment or supplement or filing as though made on and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to such time) or, in lieu of such certificate, a certificate, in form and substance satisfactory to the Agent in its reasonable judgment, of the same general tenor as the certificate referred to in said Section 7(e) but modified to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of delivery of such certificate.

                 (c) Subsequent Delivery of Legal Opinions. Each time that the Registration Statement or the Prospectus shall be amended or supplemented, the Company and the Selling Stockholder shall furnish or cause to be furnished forthwith to the Agent a favorable opinion of Counsel for the Company and the Selling Stockholder, dated the date of delivery thereof and in form and substance satisfactory to Counsel for the Agent, of the same tenor as the opinion required by clauses (vi) and (xii) of Section 7(b) hereof but modified to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such opinion or, in lieu of such opinion, Counsel for the Company and the Selling Stockholder may furnish to the Agent a letter to the effect that the Agent may rely on the opinion last furnished to the Agent to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of delivery of such letter authorizing reliance).

                 (d) Subsequent Delivery of Comfort Letters. Each time that the Registration Statement or the Prospectus shall be amended or supplemented to set forth amended or supplemental financial information, the Company shall cause Ernst & Young LLP to furnish to the Agent a letter, dated the date of filing such amendment or supplement or document with the Commission, in form and substance satisfactory to the Agent in its reasonable judgment, of the same general tenor as the letter referred to in Section 7(d) hereof but modified to the extent necessary to reflect changes in the financial information included or incorporated by reference in the Registration Statement and the Prospectus as then amended or supplemented since the date of the last previous such letter furnished to the Agent.

                 Notwithstanding the foregoing, it is agreed that if, at any time and from time to time during the term of this Agreement, the Selling Stockholder should deliver to the Agent instructions to suspend solicitations of offers to purchase, and offers for the sale of, Shares pursuant to Section 6(e) or 8 hereof, then during the period of any such suspension the Company and the Selling Stockholder shall be relieved of its obligation to provide to the Agent the certificates, the opinions of counsel and the comfort letters required pursuant to Sections 9(b), 9(c) and 9(d), respectively, hereof. Upon instructions to commence such solicitations and offers pursuant to Section 2(a) hereof, the Company and the Selling Stockholder shall deliver to the Agent, prior to the resumption of such solicitations and offers, the certificate, opinion of counsel and comfort letter required pursuant to Sections 9(b), 9(c) and 9(d), respectively, hereof, except they shall be modified to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such commencement.

                 10. Indemnification. (a) Indemnification of the Agent. The Company and the Selling Stockholder, severally and jointly, will indemnify and hold harmless the Agent and each person, if any, who controls the Agent within the meaning of Section 15 of the Act as follows:

                          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Incorporated Documents and the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any related preliminary prospectus, the Prospectus (or any amendment or supplement thereto) or the Incorporated Documents, or the omission or alleged omission therefrom of a material fact necessary in order make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company and the Selling Stockholder by the Agent expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided, however, that any such indemnity with respect to a Prospectus shall not inure to the benefit of the Agent (or of any person controlling the Agent) on account of any losses, liabilities, claims or damages arising from the sale of Shares to any person if any amendments or supplements to such Prospectus shall have been furnished to the Agent on a timely basis to permit the Agent to send or give to such person, with or prior to the written confirmation of such sale, a copy of such amended or supplemented Prospectus, except the Incorporated Documents, and the untrue statement or omission of a material fact contained in such Prospectus and giving rise to such losses, liabilities, claims or damages was corrected in such amended or supplemented Prospectus (including the Incorporated Documents);

                          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, commenced or threatened or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company and the Selling Stockholder; and

                          (iii) against any and all expense whatsoever, as incurred, in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or (ii) above.

                 (b) Indemnification of Company and the Selling Stockholder. The Agent agrees to indemnify and hold harmless the Company and the Selling Stockholder, their directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company and the Selling Stockholder within the meaning of Section 15 of the Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 10(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company and the Selling Stockholder by the Agent expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

                 (c) General. Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party shall not relieve it from any liability except to the extent that it has been prejudiced in any material respect by such failure or from any liability that it may have to such indemnified party otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party, in which case the indemnifying party cannot assume the control of the defense. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees or expenses of counsel for the indemnified parties incurred thereafter in connection with such action except under the circumstances stated above. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

                 (d) Contribution. If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under Section 10(a) or (b) hereof in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Agent on the hand from the offering of the relevant Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 10(c) hereof and such indemnifying party was prejudiced in a material respect by such failure, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholder on the one hand and the Agent on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Agent on the other hand shall be deemed to be in the same proportion as the total net proceeds from the relevant offering (before deducting expenses received by the Company) bear to the total commissions received by the Agent. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholder or the Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholder and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 10(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 10(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 10(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                 11. Survival of Representations and Warranties and Agreements. The indemnity and other agreements of the Company, the Selling Stockholder and the Agent contained in Section 3(f) and 10 hereof and the representations, warranties and other statements of the Company and the

Selling Stockholder set forth in this Agreement or made by the Company and the Selling Stockholder pursuant to this Agreement shall remain in full force and effect, regardless of (a) any termination of this Agreement or any Terms Agreement, (b) any investigation made by or one behalf of the Agent or any of its controlling persons or by or on behalf of the Company and the Selling Stockholder or any of their officers, directors or controlling persons and (c) acceptance of delivery of and payment for Shares sold hereunder.

                 12. Termination. (a) Termination of this Agreement. This Agreement may be terminated at any time by any party hereto upon the giving of written notice of such termination to the other parties hereto effective at the close of business on the date such notice is received.

                 (b) Termination of a Terms Agreement. The Agent may, by notice to the Company and the Selling Stockholder, terminate a Terms Agreement if, at any time after the date of this Agreement and at or prior to the Settlement Date in respect thereof, (i) a general bank moratorium shall have been declared by Federal authorities or authorities in the State of New York or Delaware that in the Agent's judgment would materially restrict a free market for the Shares, (ii) there shall have occurred any suspension of trading of any securities of the Company on any exchange or in any over-the-counter market or in securities generally on the NYSE or there shall have been established by the NYSE, the PSE, the American Stock Exchange, Inc., the National Association of Securities Dealers, Inc. or the Commission, or by any federal or state agency or by the decision of any court, any limitations on the prices for such trading or any restrictions on the distribution of securities, (iii) there shall have occurred any outbreak of hostilities, or escalation thereof, or other national or international calamity or crisis, the effect of which on the financial markets of the United States shall be as such as to make it impracticable for the Agent to enforce contracts for the sale of the Shares, (iv) the Company shall have sustained a substantial loss (whether or not covered by insurance) by fire, flood, accident or other calamity that renders it impractical to consummate the sale of the Shares and the delivery of the Shares by the Agent or (v) there shall have occurred a change in financial or economic conditions generally the effect of which on the Company or the financial markets in the Agent's reasonable judgment is so material and adverse as to make it impracticable or inadvisable to consummate the sale and delivery of any Shares by the Agent.

                 (c)      General.  In the event of any termination under
Section 12(a) or 12(b) hereof, no party will have any liability to any other party hereto, except that (i) the Agent shall be entitled to any commission earned in accordance with Section 3(c) hereof, (ii) if at the time of termination (A) the Agent shall own any Shares purchased pursuant to a Terms Agreement with the intention of reselling them or (B) an offer to purchase any of the Shares has been accepted by the Selling Stockholder but the time of delivery to the purchaser or his agent of the Shares relating thereto has not occurred, the covenants set forth in Sections 6 and 9 hereof shall remain in effect until such Shares have been resold or delivered, as the case may be and
(iii) the covenants set forth in Sections 6(f) and 6(h) hereof, the indemnity and contribution agreement set forth in Section 10 hereof and the provisions of Sections 11 and 16 hereof shall remain in effect.

                 13. Notices. Except as otherwise specifically provided herein or in the Procedures, all statements, instructions, requests, notices and advances hereunder and under any applicable Terms Agreement shall be in writing (or by telephone or telegram if subsequently confirmed in writing), and shall be deemed to have been duly given if mailed, delivered or transmitted by any standard form of telecommunication to (a) in the case of the Agent, Smith Barney Inc., 390 Greenwich Street, New York, New York 10013, Attention:
Robert G. Leonard, Telefax No.: 212-723-8896, with, in the case of instructions given by the Company and the Selling Stockholder pursuant to Section 2(a) or 8 hereof, copies to Matthew Buten at 388 Greenwich Street, New York, New York 10013 and Telefax No.: 212-816-7470, and to Daniel E. Sell, Esq. at such address, Telefax No.: 212-816-7912, respectively, and (b) in the case of the Company and the Selling Stockholder, The Williams Companies, Inc., One
Williams Center, Tulsa, OK 74172, Attention: J. Furman Lewis, General Counsel, Telefax No.: [918-588-2334].

                 14.      Parties.         This Agreement and any applicable
Terms Agreement shall inure solely to the benefit of the Company, the Selling Stockholder and the Agent and, to the extent provided in Sections 10 and 11 hereof, to any officer or director of the Company and the Selling Stockholder or to any person who controls the Company and the Selling Stockholder or the Agent, and their respective successors. No other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement or any Terms Agreement. The term "successors" shall not include any purchaser of any Shares merely because of such purchase. The respective rights and obligations of the Company, the Selling Stockholder and the Agent hereunder may not be assigned, transferred or contracted to another.

                 15. Arm's Length Dealing. This Agreement and any applicable Terms Agreement have been negotiated at arm's length between the Agent, the Company and the Selling Stockholder, which regularly issues and sells securities in the public markets through investment bankers, and the relationship created hereby or thereby is not intended to be one of customer and member as the term "customer" is used in the provisions pertaining to the protection of customers of the articles, bylaws, rules, regulations and policies of the NYSE or the National Association of Securities Dealers, Inc.

                 16. Governing Law. This Agreement and any Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

                 17. Captions. Captions to Sections of this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or in any way affect the meaning of any provisions of this Agreement.

                 If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Selling Stockholder a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Agent, the Company and the Selling Stockholder in accordance with its terms.


                                        Very truly yours,


                                        THE WILLIAMS COMPANIES, INC.


                                        By
                                           ---------------------------
                                           Title:


                                        WILLIAMS HOLDINGS OF DELAWARE,
                                          INC.


                                        By
                                           ---------------------------
                                           Title:

Confirmed, accepted and agreed,
as of the date first above written:

SMITH BARNEY INC.


By
   ------------------------------
   Title:

                                                                       EXHIBIT A



                          THE WILLIAMS COMPANIES, INC.

                       1,197,618  Shares of Common Stock

                      WILLIAMS HOLDINGS OF DELAWARE, INC.
                              Selling Stockholder



                    Commencement of Offers and Solicitations



                                                          _______________, 1995


SMITH BARNEY INC.
388 Greenwich Street
New York, New York  10013

Ladies and Gentlemen:

                 Pursuant to Section 2(a) of the Sales Agency Agreement, dated September __, 1995, between The Williams Companies, Inc. (the "Company"), Williams Holdings of Delaware, Inc. (the "Selling Stockholder") and you (the "Sales Agency Agreement") and the additional terms set forth below, the Selling Stockholder hereby instructs you to commence solicitations of offers to purchase, and offers for the sale of, up to the amount of shares of the Company's Common Stock set forth above, or such other amount as shall be agreed upon by the Selling Stockholder and you, in accordance with the terms and conditions of the Sales Agency Agreement and the instructions (including volume and price parameters) of authorized representatives of the Selling Stockholder delivered in accordance with the Procedures (as defined in the Sales Agency Agreement).

                 The Company and the Selling Stockholder reserve the right, in their sole discretion, to instruct you, at any time and from time to time after the date hereof, to suspend such solicitations and sales for any period of time or permanently in accordance with the provisions of the Sales Agency Agreement.


                                        THE WILLIAMS COMPANIES, INC.



                                        By
                                           -----------------------
                                           Title:


                                        WILLIAMS HOLDINGS OF DELAWARE,
                                          INC.


                                        By
                                           -----------------------
                                           Title:

                                                                       EXHIBIT B



                          THE WILLIAMS COMPANIES, INC.
                        [      ] Shares of Common Stock

                      WILLIAMS HOLDINGS OF DELAWARE, INC.
                              Selling Stockholder



                                Terms Agreement



                                                            _____________, 1995



SMITH BARNEY INC.
388 Greenwich Street
New York, New York  10013

Ladies and Gentlemen:

                 Pursuant to the terms and conditions set forth in the Sales Agency Agreement, dated September __, 1995, between The Williams Companies, Inc. (the "Company"), Williams Holdings of Delaware, Inc. (the "Selling Stockholder") and you (the "Sales Agency Agreement") and the additional terms set forth below, you agree to purchase ______shares of the Company's Common Stock (the "Shares") from the Selling Stockholder.

         Purchase Price per Share:


         Public Offering Price per Share:


         Settlement Date and Time:


         Form of Settlement:


         Additional Terms:

If agreed to by you, the Company and the Selling Stockholder prior to the execution hereof: The Company will not, between the date hereof and the Settlement Date and Time set forth above, without your prior consent, offer or sell, or enter into any agreement to sell, any of its Common Stock, [except pursuant to the Company's Stock Purchase Plan.]

[Indicate whether the Company and the Selling Stockholder authorizes you to utilize a selling or dealer group in connection with the resale of the Shares as required by Section 2(a) of the Sales Agency Agreement.]

[Indicate whether the legal opinion, accountant's letter and/or the officer's certificate described in Sections 7(b), 7(c), 7(d) and 7(e), respectively, of the Sales Agency Agreement will or will not be required.]


                                           THE WILLIAMS COMPANIES, INC.



                                           By
                                              ----------------------------
                                              Title:


                                           WILLIAMS HOLDINGS OF
                                             DELAWARE, INC.


                                           By
                                              ----------------------------
                                              Title:


Confirmed, accepted and agreed,
  as of the date first above written:

SMITH BARNEY INC.



By
   -----------------------------
   Title:

                                                                       EXHIBIT C




                          THE WILLIAMS COMPANIES, INC.

                       WILLIAMS HOLDINGS OF DELAWARE, INC
                             (Selling Stockholder)


                            Common Stock Procedures



                 Pursuant to the Sales Agency Agreement dated as of September __, 1995 (the "Sales Agency Agreement") between The Williams Companies, Inc. (the "Company"), Williams Holdings of Delaware, Inc. (the "Selling Stockholder") and Smith Barney Inc. as exclusive sales agent ("Smith Barney"), up to 1,197,618 shares of the Company's common stock are being offered and sold. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Sales Agency Agreement.

                 The Shares have been registered with the Commission under the Act. _________________, acts as transfer agent and registrar for the Common Stock (together with any successor transfer agent or registrar, the "Transfer Agent").

                 Administrative procedures and specific terms of the offering are explained below. Administrative responsibilities will be handled for the Selling Stockholder by its Corporate Finance Department; accountable document control and record-keeping responsibilities will be performed by the Selling Stockholder's Corporate Cash Management Department.

 I.            Acceptance of              The Selling Stockholder will have the sole right to give
               Orders;                    orders to sell, and accept offers to purchase, Shares.
               Authorized                 Instructions regarding offers and sales of Shares will be
               Persons:                   given for the Selling Stockholder by __________, or by
                                          another specifically named authorized representative of
                                          the Selling Stockholder.  Such instructions will be
                                          accepted at Smith Barney by Robert G. Leonard or Neil C. Kearns,
                                          or by another specifically named authorized representative of
                                          Smith Barney.  Offers and sales of the Shares will be made under volume and price parameters and with such
                                          commissions as agreed upon between the Selling Stockholder and Smith Barney.  Offers not complying with such terms
                                          will be communicated telephonically prior to execution to
                                          the authorized representative of the Selling Stockholder,
                                          including specific prices on "block" transactions.  The
                                          Selling Stockholder may reject any offer to purchase
                                          Shares in whole or in part.  Smith Barney may reject any
                                          offer to purchase Shares in whole or in part in the
                                          reasonable exercise of its discretion.

 II.           Settlement:                Settlement will be as specified in Section 4 of the Sales
                                          Agency Agreement unless another time, place of method of
                                          settlement (e.g., same day for "cash" sales) is mutually
                                          agreed upon by authorized representatives of Smith Barney
                                          and the Selling Stockholder.

 III.          Denominations:             A single certificate evidencing the Shares for each day's
                                          transactions will be delivered unless other instructions
                                          are given to the Selling Stockholder by Smith Barney at
                                          least [48] hours prior to the Settlement Date.  Such
                                          certificate will be registered in the name of "Smith
                                          Barney Inc." unless otherwise directed by Smith Barney at
                                          least 48 hours prior to the Settlement Date.

 IV.           Details for                With regard to Shares sold by the Selling Stockholder
               Settlement:                through the Agent, as agent, on any day, Smith Barney will advise the Selling Stockholder of the key details of any
                                          transactions that take place by the end of such day.

                                          Smith Barney will communicate the following key details to the Selling Stockholder's [Corporate Cash Management
                                          Department] by telephone (promptly confirmed by facsimile
                                          transmission):

                                          1.       The number of Shares sold.

                                          2.       The prices at which Shares were sold.

                                          3.       The commission payable to Smith Barney by the
                                                   Selling Stockholder .

                                          4.       Other applicable charges, such as transfer taxes
                                                   and fees of the Commission.

                                          5.       The net proceeds payable to the Selling
                                                   Stockholder.

                                          6.       The Settlement Date or Dates.

                                          7.       Method of settlement (whether Shares will be
                                                   represented by a global security registered in
                                                   the name of a nominee of The Depository Trust
                                                   Company ("DTC") or a certificate issued in
                                                   definitive form).

                                          8.       The names and addresses of registered owners of
                                                   certificates evidencing the Shares if other than
                                                   Smith Barney.

                                          The certificate or certificates evidencing the Shares may
                                          be obtained by Smith Barney one Business Day prior to the
                                          Settlement Date at the offices of DTC, or such other
                                          offices as shall be agreed upon by the Selling Stockholder and Smith Barney, against delivery of a trust receipt.  On the Settlement Date such certificate or certificates will
                                          be released to Smith Barney.  Simultaneously therewith
                                          Smith Barney will transfer to the Selling Stockholder's
                                          account at such institution as the Selling Stockholder may direct the amount to be paid to the Selling Stockholder in accordance with the Sales Agency Agreement.


 V.            Confirmation:              For each order to purchase Shares solicited by the Agent
                                          and accepted by or on behalf of the Selling Stockholder,
                                          Smith Barney will issue a written confirmation by
                                          facsimile transmission to Williams Holdings of Delaware,
                                          Inc., One Williams Center, Tulsa, Oklahoma 74172,
                                          Attention: __________, containing the key details listed
                                          above.

 VI.           Certificate                The Selling Stockholder will deliver certificates
               Deliveries:                evidencing the Shares to Smith Barney only against payment therefor as specified in Section 4 of the Sales Agency
                                          Agreement and as set forth in the last paragraph of
                                          "Details for Settlement" under Part IV of these
                                          Procedures.  See "Delivery of Prospectus" under Part IX of these Procedures as to the requirement to deliver a
                                          current Prospectus with sales transactions.

 VII.          Fails:                     Failure of payment due will be subject to the regulations
                                          and rules of the NYSE or the PSE, as applicable, and the
                                          provisions of Section 2(a) of the Sales Agency Agreement.

 VIII.         Suspension of              The Selling Stockholder may instruct Smith Barney to
               Solicitation;              commence or suspend solicitations of offers to purchase,
               Amendment or               and offers for the sale of, Shares at any time in
               Supplement:                accordance with the Sales Agency Agreement.  Upon receipt
                                          of such instructions to suspend, Smith Barney will
                                          forthwith suspend such activities until such time as the
                                          Selling Stockholder has advised Smith Barney that such
                                          activities may be resumed.  If the Selling Stockholder
                                          decides to amend or supplement the Registration Statement
                                          or the Prospectus, it will promptly advise Smith Barney
                                          and will furnish Smith Barney with the proposed amendment
                                          or supplement as provided in the Sales Agency Agreement.
                                          In the event that at the time Smith Barney suspends such
                                          activities there shall be any sales not yet settled
                                          outstanding, the Selling Stockholder will, consistent with its obligations under the Sales Agency Agreement, promptly advise Smith Barney whether such sales may be settled and
                                          whether copies of the Prospectus as in effect at the time
                                          of the suspension may be delivered in connection with the
                                          settlement of such sales.

                                          Smith Barney shall have the right in its sole discretion,
                                          upon notice thereof to the Selling Stockholder, to
                                          commence or suspend at any time offers to sell and
                                          solicitations of offers to buy the Shares.

 IX.           Delivery of                Prior to any auction market sales of Shares on the NYSE or
               Prospectus:                the PSE, copies of the Prospectus as most recently amended or supplemented must be filed with such Exchange pursuant
                                          to Rule 153 of the Regulations under the Act.  A copy of
                                          the Prospectus as most recently amended or supplemented
                                          must also accompany each written confirmation of a sale of
                                          Shares by Smith Barney as agent to a customer of Smith
                                          Barney, or of a sale of Shares by Smith Barney, or of a
                                          sale of Shares by Smith Barney as principal, in each case
                                          otherwise than in the auction market.  As used above, the
                                          term Prospectus does not include any Incorporated
                                          Documents.

 X.            Payment of                 Smith Barney will send a written confirmation by facsimile
               Selling                    transmission to the Selling Stockholder with respect to
               Commissions                each transaction setting forth the selling commissions
               and Transfer               and transfer taxes payable in connection therewith.  Such
               Taxes                      amounts are obligations of the Selling Stockholder and will be paid by the Selling Stockholder to the Agent in
                                          New York Clearing House (next day) funds on the applicable
                                          Settlement Date or, if agreed upon by the Selling Stockholder and the Agent, will be "netted" against proceeds paid to
                                          the Selling Stockholder on the applicable Settlement Date.

 XI.           Advertising                The Selling Stockholder will determine with Smith Barney
               Costs:                     the amount of advertising that may be appropriate in
                                          offering the Common Stock.  Advertising expenses will be
                                          paid by the Selling Stockholder.

                                                                       EXHIBIT D




                          THE WILLIAMS COMPANIES, INC.

                      [WILLIAMS HOLDINGS OF DELAWARE, INC.
                             (Selling Stockholder)]

                        1,197,618 Shares of Common Stock


                     Suspension of Offers and Solicitations




                                                           _______________, 1995



SMITH BARNEY INC.
388 Greenwich Street
New York, New York  10013

Ladies and Gentlemen:

                 Pursuant to Section 8 of the Sales Agency Agreement, dated September __, 1995, between The Williams Companies, Inc. (the "Company"), Williams Holdings of Delaware, Inc. (the "Selling Stockholder") and you (the "Sales Agency Agreement") and the additional terms set forth below, the Company and the Selling Stockholder hereby instructs you to suspend solicitations of offers to purchase, and offers for the sale of, the amount of shares of the Company's Common Stock set forth above, or such other amount as may be agreed upon by the Company, the Selling Stockholder and you (the "Shares"), in accordance with the terms and conditions of the Sales Agency Agreement. The Company and the Selling Stockholder understands that at the date hereof you do not own any shares of the Company's Common Stock purchased as principal that are held for resale to others in accordance with the terms of the Sales Agency Agreement.

                 [In the event that at such time there shall be any sales of the Shares by the Selling Stockholder not yet settled outstanding, indicate whether such sales may be settled and whether the Prospectus (as defined in the Sales Agency Agreement), as then in effect, may be delivered in connection with the settlement of such sales. If the Selling Stockholder determines that such sales may not be settled or that such Prospectus may not be so delivered, indicate that the Agent will use its best efforts to arrange for the cancellation of such sales, but the Selling Stockholder and the Company shall have the sole responsibility for, and shall hold the Agent harmless from, any losses, claims, damages or liabilities (and expenses in connection therewith) that may result from the inability to make settlement of such sales.]

                 After giving effect to the sales of the Shares pursuant to the Sales Agency Agreement at or prior to the date hereof, the amount of shares of the Company's Common Stock that has not been offered and sold pursuant to the Sales Agency Agreement is ________ shares.

                 The Company and the Selling Stockholder reserve the right, in their sole discretion, to instruct you, at any time and from time to time after the date hereof, to commence such solicitations and sales for any period of time in accordance with the provisions of the Sales Agency Agreement.

                 Please acknowledge that at the date hereof you do not own any Shares (as defined in the Sales Agency Agreement) purchased as principal that are held for resale to others in accordance with the terms of the Sales Agency Agreement by signing and returning to the Company and the Selling Stockholder a counterpart hereof.


                                        THE WILLIAMS COMPANIES, INC.



                                        By
                                           ------------------------
                                           Title:


                                        WILLIAMS HOLDINGS OF DELAWARE,
                                          INC.


                                        By
                                           ------------------------
                                           Title:

Acknowledged, as of the date
  first above written:


SMITH BARNEY INC.



By
   -------------------------
   Title:





                                       3